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                                                                        (a)(30)

                               ING EQUITY TRUST

                         ABOLITION OF SERIES OF SHARES
                            OF BENEFICIAL INTEREST

   The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Tax Efficient Equity Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: October 19, 2004


/s/ Paul S. Doherty
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Paul S. Doherty, as Trustee           David W.C. Putnam, as Trustee

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J. Michael Earley, as Trustee         Blaine E. Rieke, as Trustee

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R. Barbara Gitenstein, as Trustee     John G. Turner, as Trustee

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Walter H. May, as Trustee             Roger B. Vincent, as Trustee

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Thomas J. McInerney, as Trustee       Richard A. Wedemeyer, as Trustee

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Jock Patton, as Trustee